EXHIBIT 10.44

(Summarized translation of a Japanese agreement between Rex Tokyo Co., Ltd. and Mizuho Bank Co., Ltd.)

                               REX TOKYO CO., LTD.

FISCAL AGENT AGREEMENT FOR THE FIRST UNSECURED BOND OF REX TOKYO CO., LTD. (GUARANTEED BY MIZUHO BANK CO., LTD. AND LIMITED TO QUALIFIED INSTITUTIONAL INVESTORS)

Rex Tokyo Co., Ltd., in issuing its first unsecured bond in the sum of two hundred million yen, entrusts Mizuho Bank Co., Ltd. with handling of clerical matters related to the bond and both parties conclude this agreement.

1. Rex Tokyo Co., Ltd. entrusts Mizuho Bank Co., Ltd. with handling of the bond and Mizuho Bank accepts it.

2. Mizuho shall handle clerical matters including receiving payment from applicants, filling in the necessary information such as bond price, paid amount, and bond number, preparing the original register, and any other paperwork considered necessary by consultation between both parties.

3. Mizuho shall handle matters related to repayment of principal and interest in accordance with the procedure provided under this article.

4. Mizuho shall handle matters related to retirement of bonds. Rex Tokyo shall inform Mizuho of the total amount, number of bonds and other details and submit the bonds to Mizuho.

5. Up to the day of redemption, Mizuho shall handle clerical matters such as preparation and delivery of bonds when required, keeping the original register, payment of tax on interest earned, safekeeping/disposition of bonds, lottery for partial redemption, etc.

6. Mizuho shall be responsible for informing Rex Tokyo of interest rates, interest amounts, payment dates and other necessary details, and for handling related paperwork.

7. Mizuho shall perform duties specified in this agreement for Rex Tokyo with due attention.

8. Rex Tokyo shall pay Mizuho 3,050,000 yen as a commission and this amount shall be deducted from the payment for the bonds to be made on December 27, 2005.

9. Rex Tokyo or Mizuho can terminate this contract at any time after consultation between both parties.

10. Rex Tokyo shall bear all expenses incurred for preparation of the original bond register and the agreement.

11. If any alteration to this contract becomes necessary, Rex Tokyo and Mizuho shall reach an agreement regarding the alteration.

In witness whereof, the parties hereto have signed the agreement in duplicate and each retains one copy.

December 26, 2005

               Rex Tokyo Co., Ltd.

               Mizuho Bank Co., Ltd.

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                               REX TOKYO CO., LTD.

OUTLINE OF THE FIRST UNSECURED BOND (GUARANTEED BY MIZUHO BANK AND LIMITED TO QUALIFIED INSTITUTIONAL INVESTORS)

This outline applies to the First Unsecured Bond issued by Rex Tokyo Co., Ltd. on December 27, 2005 based on the decision at the board meeting held on December 16, 2005.

1.   Total amount:        200,000,000 yen

2.   Amount of each bond: 20,000,000 yen

3.   Form:                a coupon-on bearer bond

4.   Interest rates:      - From December 28, 2005 to June 25, 2006:  0.32% p.a.
                          - From June 26, 2006:  6-month TIBOR plus 0.2% p.a.

5.   Issue price: 100 yen per face value of 100 yen

6.   Redemption price: 100 yen per face value of 100 yen

7.   Payment date: December 27, 2005

8. Method and term of redemption: The first redemption on June 25, 2006; afterwards, on June 25 and December 25 of each year; repayment of 20,000,000 yen each time; the balance to be repaid on December 24, 2010.

9. Payment of interest: The bond will earn interest from December 28, 2005 through the day of redemption. The first payment on June 25, 2006; afterwards on June 25 and December 25 of each year.

10.  Property mortgage: There is no property mortgage for this bond.

11. Guarantee: Mizuho Bank, as guarantor, holds joint and several liability with Rex Tokyo regarding payment of the principal and interest of the bond.

12. Execution procedure of guarantee liabilities: On conditions mentioned under this article, bond holders are entitled to request the guarantor to execute guaranteed obligation and pay the total bond amount and interest accrued after the previous interest payment

13. Special provision for advanced redemption: Advanced redemption can be requested if the guarantor is considered to come under conditions mentioned in this article.

14. Custody of the bond: Bond holders shall be responsible for safekeeping of their bonds.

15.  Fiscal agent: Mizuho Bank Co., Ltd.

16.  Exemption of registration

17. Restricted acquisitors: This bond can be offered only to qualified institutional investors.

18.  Applicant registration

19.  Restriction on transfer and notification obligation

20.  Special provision on loss of benefit of term

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21.  Issue of bond notes by registration erasure

22.  Loss and reissue of the bond notes

23.  Expenses for issuing replacement bonds

24.  Interest in the case of advanced redemption

25.  Public notice for the bond holders in newspapers

26. This outline shall be made available to bond holders at the head office of Mizuho Bank during its operating hours.

27.  Alteration to the outline

28.  Meeting of the bond holders

29.  Expenses to be borne by Rex Tokyo

30.  Registration organization: Mizuho Bank Co., Ltd.

31.  Use of funds: Working capital

32.  Underwriter: Mizuho Bank Co., Ltd.

33.  Place of repayment of principal and interest: Mizuho Bank Head Office

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